UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2017

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2017, Mitel Networks Corporation (the “Registrant” or “Mitel”) completed a refinancing of its long-term senior debt by entering into a senior secured credit agreement among Mitel and Mitel U.S. Holdings, Inc. as the borrowers (the “Borrowers”), the lenders named therein, Citizens Bank, N.A., as the administrative agent, swingline lender and issuing lender, Citizens Bank, N.A., BMO Capital Markets, Canadian Imperial Bank of Commerce and HSBC Bank Canada, as joint lead arrangers and joint bookrunners, Bank of Montreal, Canadian Imperial Bank of Commerce and HSBC Bank Canada, as co-syndication agents, Bank of America, N.A., Export Development Canada and KeyBank National Association as co-documentation agents (the “Credit Agreement”). Subject to certain exceptions, all of Mitel’s obligations under the New Credit Facilities (as defined below) are or will be guaranteed by each existing or subsequently acquired or created wholly owned material subsidiary of Mitel (the “Subsidiary Guarantors” and together with the Borrowers, the “Credit Parties”), and are or will be secured on a first priority basis by a perfected first priority security interest in substantially all tangible and intangible assets of Mitel and each of such guarantors and in the equity interests of Mitel’s and such guarantors’ direct material subsidiaries.

The Credit Agreement consists of a US$350 million revolving credit facility, of which US$95 million was drawn on the Closing Date (as defined in the Credit Agreement) and a fully drawn US$150 million term loan facility (each, a “Credit Facility” and together, the “New Credit Facilities”). Proceeds from the New Credit Facilities were used to repay the approximately US$239.4 million outstanding under Mitel’s existing credit facilities, as well as fees and expenses related to the foregoing.

The US$350 million revolving Credit Facility bears interest at LIBOR or a base rate, at the option of Mitel, plus an applicable margin which is currently 1.75% for LIBOR loans, with undrawn commitment fees on the revolving Credit Facility initially being 25 basis points, and the revolving Credit Facility matures on March 9, 2022. The US$150 million term loan bears interest at LIBOR or a base rate at the option of Mitel, plus an applicable margin which is currently 1.75% for LIBOR loans and the term Credit Facility matures on March 9, 2022. The term Credit Facility requires repayments of principal in quarterly installments ranging from approximately 1.25% to 2.50% of the initial term loan and repayment of the remaining outstanding principal balance on the maturity date.

The Credit Agreement contains customary default clauses, wherein repayment of one or more of the New Credit Facilities may be accelerated in the event of an uncured default. The proceeds from the issuance of debt, and proceeds from the sale of Mitel’s assets, may also be required to be used, in whole or in part, to make mandatory prepayments under the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants, including: (a) periodic financial reporting requirements, (b) a maximum ratio of Consolidated Total Indebtedness (as defined in the Credit Agreement) net of up to $50 million of unrestricted cash and cash equivalents of the Credit Parties to the trailing four quarters of Consolidated EBITDA (as defined in the Credit Agreement) (“Leverage Ratio”), (c) a minimum ratio of the trailing four quarters of Consolidated EBITDA to Consolidated Interest Expense (as defined in the Credit Agreement) (“Coverage Ratio”), (d) limitations on the incurrence of subsidiary indebtedness and also indebtedness of the borrowers themselves, (e) limitations on liens, (f) limitations on investments and (g) limitations on the payment of dividends.

The maximum Leverage Ratio under the Credit Agreement applies to Mitel for the period ending March 31, 2017 and for all fiscal quarters thereafter as follows:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
Closing Date through June 30, 2018	3.50:1.00
July 1, 2018 and thereafter	3.25:1.00

The minimum Coverage Ratio under the Credit Agreement applies to Mitel for the period ending March 31, 2017 and for all fiscal quarters thereafter at a required ratio of 3.00:1.00.

The lenders and the agents (and their respective subsidiaries or affiliates) under the New Credit Facilities have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Mitel, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Borrowers or their subsidiaries or affiliates, for such services.

The foregoing description of the Credit Agreement governing the New Credit Facilities is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 9, 2017, contemporaneously with the execution and delivery of the Credit Agreement governing the New Credit Facilities, the credit agreement dated April 29, 2015, as amended on September 29, 2015, was terminated and all outstanding amounts thereunder as of such date were repaid with the net proceeds from the New Credit Facilities. For a full description of the credit agreement, and the amendment thereto, that was terminated, see Mitel’s Current Reports on Form 8-K filed on May 1, 2015 and September 29, 2015, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD

On March 9, 2017, Mitel issued the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

The information in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and not “filed” with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Name

10.1	Credit Agreement, dated March 9, 2017, among Mitel Networks Corporation and Mitel U.S. Holdings, Inc. as the borrowers, the lenders named therein, Citizens Bank, N.A., as the administrative agent, swingline lender and issuing lender, Citizens Bank, N.A., BMO Capital Markets, Canadian Imperial Bank of Commerce and HSBC Bank Canada, as joint lead arrangers and joint bookrunners, Bank of Montreal, Canadian Imperial Bank of Commerce and HSBC Bank Canada as co-syndication agents, Bank of America, N.A., Export Development Canada and KeyBank National Association as co-documentation agents.

99.1	Press Release dated March 9, 2017.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the ability to recognize the anticipated benefits from the divestment of Mitel’s mobile division; risks associated with the non-cash consideration received by Mitel in connection with the divestment of the Mobile division; the impact to Mitel’s business that could result from the announcement of the divestment of the Mobile division; the anticipated size of the markets and continued demand for Mitel products and services; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulatory authorities on March 1, 2017. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary